Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

To the Management of

Akzo Nobel Catalysts Business

And the Board of Directors of

Albemarle Corporation

We consent to the use in this registration statement on Form S-3 of our report dated October 13, 2004, with respect to the combined balance sheets of the Akzo Nobel Catalysts (“ANC”) Business as at December 31, 2003 and 2002, and the related combined statements of income and cash flows for each of the years in the three-year period ended December 31, 2003 (“the ANC financial statements”), included herein in the prospectus supplement. We also consent to the incorporation by reference in this registration statement on Form S-3 of our report dated October 13, 2004, with respect to the ANC financial statements, which report appears in the Form 8-K/A of Albemarle Corporation dated October 13, 2004. We also consent to the reference to us under the heading “Experts” in such prospectus supplement and registration statement.

KPMG Accountants N.V.

Arnhem, the Netherlands

December 8, 2004

Ref.: M. J. de Vries